press release
Media contact:	Investor Contact:
Mike Jacobsen, APR	Chris Sikora
+1 330 490 4498	+1 330 490 4242
michael.jacobsen@dieboldnixdorf.com	christopher.sikora@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
May 3, 2023

Diebold Nixdorf Reports 2023 First Quarter Financial Results
Please visit http://www.dieboldnixdorf.com/earnings for a presentation and additional content

HUDSON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its first quarter 2023 financial results.

Key Highlights
•Operational execution leads to measurable year-over-year improvement across key financial metrics
•Total revenue of $858.1 million, representing a 3.4% increase from the prior-year period, or an 8.7% increase excluding the impact of foreign currency and divestitures
•Gross profit of $209.3 million, a 13% improvement from the prior-year period
•Ongoing conversations with banking and lending partners to address short- and long-term liquidity needs and capital structure, deleveraging the balance sheet and continuing to normalize vendor relationships to deliver for our customers; it is expected that any resulting deleveraging transaction will substantially or fully dilute shareholder equity

Octavio Marquez, Diebold Nixdorf chairman, president and chief executive officer, said: "Our first quarter results reflect consistently strong market demand for our solutions, as well as positive outcomes from the operational improvements we’ve implemented over the past several months. We continue to see a robust demand environment for our Banking and Retail products driven by the long-term, growth drivers around self-service and automation. Our execution and operating momentum are improving, evidenced by strong year-over-year improvements in revenue and profitability, as well as higher production levels."

Marquez continued, "Our liquidity and capital structure remain an area of intense focus for us, as we work to deleverage the balance sheet and continue to normalize vendor relationships to deliver for our customers. We continue to have collaborative discussions with our banking and lending partners to address these areas and we will provide updates on these discussions as we progress further."

Business Highlights
•Banking
◦Secured a major agreement valued at ~$86 million with a global, Europe-based bank for over 4,000 DN Series™ ATMs and related services to support a technology refresh at locations across seven countries.
◦Achieved an ~$18 million agreement with Sicredi, a credit union in Brazil with 6.4 million members and more than 2,400 branches, for cash recycling and other branch transformation technology.
◦Won a ~$3 million order for DN Series ATMs and total implementation services for a top-five U.S. bank to support its branch transformation initiatives.
◦New, competitive win of a ~$7 million deal with a leading multi-country, multi-bank payments processor in southeast Europe, for Vynamic® Payments to replace its existing payment processing platform.

•Retail
◦Self-checkout (SCO) solutions continue to lead Retail business growth, generating consistent demand.
◦Awarded ~$22 million in continued business with a major British multinational retailer for point-of-sale technology, installation and related services.
◦Won a $19 million contract with a large Eastern European discount retailer to support new store openings and technology migration.
◦Secured a frame agreement valued at approximately $5 million with a major pharmacy chain based in Mexico.
◦Went live in Belgium with our first AI-driven inventory shrinkage solution, in cooperation with our partner SeeChange.
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2023 Performance Outlook
Please note that the 2023 performance outlook is contingent upon the company’s ability to successfully navigate bank and lender conversations regarding short and long-term liquidity and capital structure. This outlook assumes a full year of uninterrupted operations.

	FY2022 Actuals	FY2023 Outlook
Revenue Units	ATMs: 49K	ATMs: ~60K
	SCOs: 22K	SCOs: ~35K
	EPOS: 126K	EPOS: ~134K
Total Revenue	$3.46B	$3.7B - $3.9B
Adjusted EBITDA (non-GAAP measure)[1]	$265M	$380M - $420M

1 - With respect to the company’s adjusted EBITDA outlook for 2023, it is not providing a reconciliation to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude future restructuring and refinancing actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of Non-GAAP financial measures.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Octavio Marquez, chairman, president and chief executive officer, and Jim Barna, executive vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). The call / webcast is available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) automates, digitizes and transforms the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 21,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Disclaimer
This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein. Any solicitation or offer will only be made pursuant to an offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, adjusted diluted earnings per share, free cash flow (use) and unlevered free cash flow (use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at current year exchange rates. The company uses these Non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these Non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these Non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these Non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its Non-GAAP financial measures are specific to the company and the Non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and capitalized software development, changes in cash of assets held for sale and the use of cash for M&A and the legal settlement for impaired cloud implementation costs, and excluding the use/proceeds of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. Unlevered free cash flow (use) provides incremental visibility into the company's liquidity by excluding cash used for interest payments from free cash flow (use). For more information, please refer to the section, "Notes for Non-GAAP Measures."
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Forward-Looking Statements
This press release contains statements that are not historical information and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the company's expected future performance (including expected results of operations and financial guidance), future financial condition, potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements, which reflect the current views of the company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
The factors that may affect the company's results include, among others:
•the overall impact of the global supply chain complexities on the Company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components;
•the Company's ability to improve its operating performance and its cash, liquidity and financial position;
•the Company's ability to successfully work with its lenders with respect to a solution for its short- and long-term liquidity needs and capital structure;
•the ability of the Company to raise necessary equity capital to pay its outstanding 2024 Senior Notes at maturity if there is insufficient participation in its public exchange offer;
•the Company's ability to generate sufficient cash or have sufficient access to capital resources to service its debt, which, if unsuccessful or insufficient, could force the Company to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance its indebtedness;
•the Company's ability to comply with the covenants contained in the agreements governing its debt and to successfully refinance its debt in the future;
•the Company’s ability to successfully convert its backlog into sales, including our ability to overcome supply chain and liquidity challenges;
•the ultimate impact of the ongoing COVID-19 pandemic and other public health emergencies, including further adverse effects to the Company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations;
•the Company's ability to successfully meet its cost-reduction goals and continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as the current $150 million-plus cost savings plan;
•the success of the Company’s new products, including its DN Series line and EASY family of retail checkout solutions, and electronic vehicle charging service business;
•the impact of a cybersecurity breach or operational failure on the Company's business;
•the Company’s ability to attract, retain and motivate key employees;
•the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components;
•changes in the Company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;
•the Company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances;
•the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the Company’s favor at the lower court level in May 2022) and the merger/squeeze-out;
•the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce the Company’s customer base and/or adversely affect its customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•the impact of competitive pressures, including pricing pressures and technological developments;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the war between Russia and Ukraine and the tension between the U.S. and China), disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the Company's operations;
•the Company's ability to maintain effective internal controls;
•unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;
•the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the Company’s ability to comply with applicable laws and regulations; and
•and other factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022.
Except to the extent required by applicable law or regulation, the company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

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Summary Financial Results

	Three months ended
	March 31, 2023		March 31, 2022		% Change
($ in millions, except per share data)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[3]	GAAP		Non-GAAP
Total net sales	$858.1	$853.3	$829.8	$824.4	3.4		3.5
Gross profit	$209.3	$209.4	$185.3	$186.2	13.0		12.5
Operating (loss) profit	$(2.1)	$50.0	$(83.4)	$(0.9)	97.5		N/M
Operating margin	(0.2)%	5.9%	(10.1)%	(0.1)%	990	bps	600	bps
Net loss	$(111.5)	$(67.6)	$(183.9)	$(121.3)	39.4		44.3
Diluted loss per share[2]	$(1.40)	$(0.85)	$(2.33)	$(1.54)	39.9		44.8
Adjusted EBITDA		$63.7		$15.0
•Total net sales increased 3.4%, or $28.3 million YoY, primarily due to strong banking unit volume
•GAAP operating profit improved by $81.3 due primarily to increased sales, a reduction in inflationary costs, and costs savings measures.

($ in millions)	Q1 2023	Q1 2022	TTM 3/31/2023 (Non-GAAP)
Net cash (used) provided by operating activities (GAAP measure)	$(95.9)	$(226.2)	$(257.6)
Excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities	6.5	3.4	8.3
Excluding the use of cash for the settlement of foreign exchange derivative instruments	—	—	0.6
Excluding the use of cash for the legal settlement related to the impaired cloud-based ERP implementation fees	—	—	16.2
Capital expenditures	(5.7)	(4.0)	(26.1)
Capitalized software development	(5.4)	(7.6)	(26.5)
Free cash flow (use) (Non-GAAP measure)	$(100.5)	$(234.4)	$(285.1)

Add back: cash interest	$25.5	$58.6	$198.5
Unlevered free cash flow (use) (Non-GAAP measure)	$(75.0)	$(175.8)	$(86.6)
•Free cash use of $100.5 million in the quarter was favorable by $133.9 million versus the prior year quarter reflecting improved profitability and timing of disbursements.

1 - See Note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets; Note 2 for adjusted EBITDA; and Note 3 for adjusted net income/loss and adjusted EPS.
2 - Diluted loss per share attributable to Diebold Nixdorf, Incorporated.

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Financial Results of Operations and Segments

GAAP Revenue Summary by Reportable Segment & Business Line - Unaudited

	Three months ended
	March 31,
($ in millions)	2023	2022	2022 in CC3	% Change	% Change in CC
Banking
Services	$381.1	$383.7	$375.5	(0.7)%	1.5%
Products	211.8	179.0	174.1	18.3%	21.7%
Total Banking Revenue	$592.9	$562.7	$549.6	5.4%	7.9%
ATM Units Sold	12,503	9,671		29.3%

Retail
Services	$135.3	$142.5	$134.3	(5.1)%	0.8%
Products	129.9	124.6	119.2	4.3%	8.9%
Total Retail Revenue	$265.2	$267.1	$253.5	(0.7)%	4.6%
SCO Units Sold[4]	7,103	7,177		(1.0)%
ePOS Units Sold	23,109	34,437		(32.9)%

Total by Business Line
Services	$516.4	$526.2	$509.8	(1.9)%	1.3%
Products	341.7	303.6	293.3	12.5%	16.5%
Total Revenue	$858.1	$829.8	$803.1	3.4%	6.8%
[3] - The company calculates constant currency by translating the prior-year period results at current year exchange rates.
[4] - Prior year SCO Units Sold has been revised to include the sale of kiosks, which are similar in price to SCO devices. This change is consistent with how management is analyzing the business. 2023 SCO Units Sold are also inclusive of kiosks.

GAAP and Non-GAAP Profit/Loss Summary - Unaudited

	Three months ended
	March 31, 2023		March 31, 2022		Change
($ in millions)	GAAP	Non-GAAP[5,6]	GAAP	Non-GAAP[5,6]	GAAP		Non-GAAP
Services	$516.4	$514.3	$526.2	$523.7		$(9.8)		$(9.4)
Products	341.7	339.0	303.6	300.7	38.1		38.3
Total net sales	$858.1	$853.3	$829.8	$824.4		$28.3		$28.9

Services	$153.4	$154.6	$152.0	$153.6		$1.4		$1.0
Products	55.9	54.8	33.3	32.6	22.6		22.2
Total gross profit	$209.3	$209.4	$185.3	$186.2		$24.0		$23.2

Services	29.7%	30.1%	28.9%	29.3%	80	bps	80	bps
Products	16.4%	16.2%	11.0%	10.8%	540	bps	540	bps
Total gross margin	24.4%	24.5%	22.3%	22.6%	210	bps	190	bps

Operating expenses	$211.4	$159.4	$268.7	$187.1		$(57.3)		$(27.7)

Operating (loss) profit	$(2.1)	$50.0	$(83.4)	$(0.9)		$81.3		$50.9
Operating margin	(0.2)%	5.9%	(10.1)%	(0.1)%	990	bps	600	bps
[5] - See Note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sales of assets, net, and impairment of assets.

[6] - Excludes the results of the non-core European retail business that is held for sale. As the exclusion of the non-core European retail business from the Non-GAAP results began in the second quarter of 2022, the first quarter 2022 has been revised for comparability. Refer to Note 1 below for further information.

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Profit/Loss Summary by Segment - Unaudited

	Three months ended
	March 31, 2023		March 31, 2022
	Banking	Retail	Banking	Retail
($ in millions)
Services	$381.1	$133.2	$383.7	$140.0
Products	211.8	127.2	179.0	121.7
Total net sales	$592.9	$260.4	$562.7	$261.7

Services	$112.5	$42.1	$112.7	$40.9
Products	28.3	26.5	13.3	19.3
Total gross profit	$140.8	$68.6	$126.0	$60.2

Services	29.5%	31.6%	29.4%	29.2%
Products	13.4%	20.8%	7.4%	15.9%
Total gross margin	23.7%	26.3%	22.4%	23.0%

Segment operating expenses	$60.9	$29.5	$79.9	$36.0

Operating profit	$79.9	$39.1	$46.1	$24.2
Operating margin	13.5%	15.0%	8.2%	9.2%

Segment operating profit		$119.0		$70.3
Corporate charges[7]		69.0		71.2
Consolidated Non-GAAP operating profit (loss)		$50.0		$(0.9)
[7] - Corporate charges are not reflected in the segment operating results, as these expenses are managed separately and not included in the segment results used to manage the business and assess performance. The unassigned corporate charges consist primarily of finance, IT, HR and legal expenditures.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(in millions, except per share amounts)

	Q1 2023	Q1 2022
Net sales
Services	$516.4	$526.2
Products	341.7	303.6
Total	858.1	829.8
Cost of sales
Services	363.0	374.2
Products	285.8	270.3
Total	648.8	644.5
Gross profit	209.3	185.3
Gross margin	24.4%	22.3%
Operating expenses
Selling and administrative expense	183.8	181.0
Research, development and engineering expense	26.4	32.3
Loss on sale of assets, net	0.3	0.2
Impairment of assets	0.9	55.2
Total	211.4	268.7
Percent of net sales	24.6%	32.4%
Operating loss	(2.1)	(83.4)
Operating margin	(0.2)%	(10.1)%
Other income (expense)
Interest income	1.7	1.3
Interest expense	(81.9)	(48.1)
Foreign exchange loss, net	(10.6)	(4.7)
Miscellaneous, net	2.6	2.6
Total other income (expense)	(88.2)	(48.9)
Loss before taxes	(90.3)	(132.3)
Income tax expense	21.1	50.9
Equity in loss of unconsolidated subsidiaries	(0.1)	(0.7)
Net loss	(111.5)	(183.9)
Net loss attributable to noncontrolling interests	(0.4)	(0.8)
Net loss attributable to Diebold Nixdorf, Incorporated	$(111.1)	$(183.1)

Basic and diluted weighted-average shares outstanding	79.3	78.7

Basic and diluted loss per share attributable to Diebold Nixdorf, Incorporated	$(1.40)	$(2.33)
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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(in millions)

	3/31/2023	12/31/2022
ASSETS
Current assets
Cash, cash equivalents, and restricted cash	$246.4	$319.1
Short-term investments	16.6	24.6
Trade receivables, less allowances for doubtful accounts	627.1	612.2
Inventories	639.5	588.1
Other current assets	279.6	226.9
Total current assets	1,809.2	1,770.9
Securities and other investments	7.4	7.6
Property, plant and equipment, net	120.1	120.7
Goodwill	702.2	702.3
Customer relationships, net	199.9	213.6
Other assets	251.9	249.9
Total assets	$3,090.7	$3,065.0

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$83.7	$24.0
Accounts payable	636.4	611.6
Deferred revenue	486.7	453.2
Other current liabilities	536.1	516.1
Total current liabilities	1,742.9	1,604.9

Long-term debt	2,571.7	2,585.8
Long-term liabilities	249.7	245.4

Total Diebold Nixdorf, Incorporated shareholders' equity	(1,485.2)	(1,380.9)
Noncontrolling interests	11.6	9.8
Total equity	(1,473.6)	(1,371.1)
Total liabilities and equity	$3,090.7	$3,065.0

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(in millions)

	YTD 3/31/2023	YTD 3/31/2022
Cash flow from operating activities
Net loss	$(111.5)	$(183.9)
Adjustments to reconcile net loss to cash flow used by operating activities:
Depreciation and amortization	11.7	14.5
Amortization of Wincor Nixdorf purchase accounting intangible assets	17.7	18.5
Amortization of deferred financing costs into interest expense	13.6	4.3
Share-based compensation	1.3	1.7
Loss on sale of assets, net	0.3	0.2
Deferred income taxes	2.9	—
Impairment of assets	0.9	55.2
Other	0.8	—
Changes in certain assets and liabilities
Trade receivables	(4.4)	35.2
Inventories	(39.6)	(83.0)
Accounts payable	15.4	(77.7)
Income taxes	(2.8)	38.1
Deferred revenue	25.5	54.2
Warranty liability	(1.1)	(0.4)
Sales tax and net value added tax	(24.3)	(24.8)
Accrued salaries, wages and commissions	11.3	(21.3)
Restructuring accrual	(23.4)	(11.5)
Pension and post retirement benefits	3.0	(22.5)
Certain other assets and liabilities	6.8	(23.0)
Net cash used by operating activities	(95.9)	(226.2)
Cash flow from investing activities
Capital expenditures	(5.7)	(4.0)
Capitalized software development	(5.4)	(7.6)
Proceeds from divestitures, net of cash divested	—	5.8
Net short-term investment activity	9.4	—
Net cash used by investing activities	(1.7)	(5.8)
Cash flow from financing activities
Revolving credit facility borrowings, net	22.7	75.0
Other debt borrowings	2.3	0.3
Other debt repayments	(2.1)	(4.7)
Other	(1.8)	(5.0)
Net cash provided by financing activities	21.1	65.6
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1.9	1.5
Change in cash, cash equivalents and restricted cash	(74.6)	(164.9)
Add: Cash included in assets held for sale at beginning of period	2.8	3.1
Less: Cash included in assets held for sale at end of period	0.9	2.4
Cash, cash equivalents and restricted cash at the beginning of the period	319.1	388.9
Cash, cash equivalents and restricted cash at the end of the period	$246.4	$224.7

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow (use) and net debt.

1.Profit and loss summary ($ in millions):

Three months ended March 31, 2023 compared to three months ended March 31, 2022

	Q1 2023						Q1 2022
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$858.1	$209.3	24.4%	$211.4	$(2.1)	(0.2)%	$829.8	$185.3	22.3%	$268.7	$(83.4)	(10.1)%
Restructuring and transition - personnel	—	0.6		(7.2)	7.8		—	—		—	—
Transformation - other	—	0.3		(6.9)	7.2		—	—		—	—
Refinancing related costs	—	—		(14.1)	14.1		—	—		—	—
Held for sale non-core European retail business	(4.8)	(0.6)		(4.3)	3.7		(5.4)	0.9		(5.5)	6.4
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(17.7)	17.7		—	—		(18.5)	18.5
Non-routine income/expense:
Legal/deal expense	—	—		(0.2)	0.2		—	—		(1.1)	1.1
Crisis in Ukraine costs	—	—		—	—		—	—		(1.3)	1.3
Other	—	(0.2)		(0.7)	0.5		—	—		—	—
North America ERP impairment	—	—		—	—		—	—		(38.4)	38.4
Russia/Ukraine impairment	—	—		—	—		—	—		(16.8)	16.8
Other impairment	—	—		(0.9)	0.9		—	—		—	—
Non-routine (income) expenses, net	—	(0.2)		(1.8)	1.6		—	—		(57.6)	57.6
Non-GAAP results	$853.3	$209.4	24.5%	$159.4	$50.0	5.9%	$824.4	$186.2	22.6%	$187.1	$(0.9)	(0.1)%

	Q1 2023			Q1 2022
	Services	Products	Total	Services	Products	Total
GAAP Gross profit	$153.4	$55.9	$209.3	$152.0	$33.3	$185.3
Restructuring and transition - personnel	0.6	—	0.6	—	—	—
Transformation - other	—	0.3	0.3	—	—	—
Held for sale non-core European retail business	0.8	(1.4)	(0.6)	1.6	(0.7)	0.9
Non-routine income/expense:
Other	(0.2)	—	(0.2)	—	—	—
Non-routine (income) expenses, net	(0.2)	—	(0.2)	—	—	—
Non-GAAP Gross profit	$154.6	$54.8	$209.4	$153.6	$32.6	$186.2

Three months ended March 31, 2023 compared to nine months ended March 31, 2022

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Restructuring and transition - personnel expenses incurred in the first three months of 2023 relate to the cost savings initiative focused on operational simplification and automation of processes, and include severance and payroll of employees transitioning out of the organization. Costs of third-parties assisting with the execution of the program are categorized as Transformation - other. Refinancing related costs incurred in the first three months of 2023 are advisor fees for the Company's ongoing discussions to increase liquidity and optimize the capital structure that do not qualify for capitalization. Held for sale non-core European retail business is the results of a majority-owned business that the company is committed to sell, that are excluded from the metrics used to evaluate the core business and assign resources. Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash) expense is taken against the intangible assets established in purchase accounting as management believes that this is useful information. Legal/deal expense primarily relates to third-party expenses and fees paid by the company for M&A activity. Crisis in Ukraine costs primarily relate to humanitarian efforts for our employees and their families, as well as expenses incurred in connection with the economic sanctions levied and steps taken to-date to liquidate our Russian distribution subsidiary. North America ERP impairment was the result of the decision made by management to indefinitely suspend ERP implementation and strategically shift the digital transformation initiatives to the Company's distribution subsidiaries which have a much greater opportunity for process standardization and related cost reductions. Russia/Ukraine impairment relates to the charges taken against trade receivables from customers in the region that were doubtful of being collected and specific inventory and other assets which are not likely to be recoverable.

2.Reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA (Non-GAAP measures) ($ in millions):

	Q1 2023	Q1 2022	YTD 12/31/2022	TTM 3/31/2023 (Non-GAAP)
Net loss	$(111.5)	$(183.9)	$(585.6)	$(513.2)
Income tax expense	21.1	50.9	149.2	119.4
Interest income	(1.7)	(1.3)	(10.0)	(10.4)
Interest expense	81.9	48.1	199.2	233.0
Loss on refinancing	—	—	32.1	32.1
Depreciation and amortization	29.4	33.0	126.0	122.4
EBITDA	19.2	(53.2)	(89.1)	(16.7)
Share-based compensation	1.3	1.7	13.4	13.0
Amortization of cloud-based software implementation costs	0.8	0.5	2.5	2.8
Foreign exchange loss, net	10.6	4.7	7.8	13.7
Miscellaneous gain, net	(2.6)	(2.6)	(2.2)	(2.2)
Equity in loss of unconsolidated subsidiaries	0.1	0.7	(2.2)	(2.8)
Restructuring and transformation expenses	15.0	—	123.4	138.4
Refinancing related costs	14.1	—	32.0	46.1
Non-routine (income) expense, net	1.6	57.6	154.4	98.4
Held for sale non-core European retail business	3.6	5.6	25.4	23.4
Adjusted EBITDA	$63.7	$15.0	$265.4	$314.1
Adjusted EBITDA as a % of revenue	7.5%	1.8%	7.7%	9.1%

The company defines EBITDA as net loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, amortization of cloud-based software implementation costs, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and transformation expenses, refinancing related costs, non-routine expenses and the adjusted EBITDA loss of our held for sale non-core European retail business, as outlined in Note 1 of the Non-GAAP measures. The company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the Adjusted EBITDA reconciliation of $17.7 and $18.5 for the three months ended March 31, 2023 and 2022, respectively. Deferred financing fee amortization is included in interest expense; as a result, the company excluded from the depreciation and amortization caption $13.6 and $4.3 for the three months ended March 31, 2023 and 2022, respectively. $0.1 and $0.8 depreciation and amortization expense was excluded from Held for sale non-core European retail business for the three months ended March 31, 2023 and 2022, respectively. Amortization of cloud-based software implementation represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included in selling and administrative expenses but are not considered GAAP depreciation and amortization.

These are Non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

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3.Reconciliation of GAAP net loss and net loss attributable to Diebold Nixdorf, Incorporated to Non-GAAP net income (loss) and net income (loss) attributable to Diebold Nixdorf, Incorporated, and diluted GAAP EPS to Non-GAAP EPS ($ in millions, except per share data):

	Q1 2023		Q1 2022
	$	per share	$	per share
Net loss	$(111.5)	$(1.41)	$(183.9)	$(2.34)
Net loss attributable to noncontrolling interests	(0.4)	(0.01)	(0.8)	(0.01)
Net loss attributable to Diebold Nixdorf, Incorporated	$(111.1)	$(1.40)	$(183.1)	$(2.33)
Restructuring and transformation expenses	15.0	0.19	—	—
Refinancing related costs	14.1	0.18	—	—
Held for sale non-core European retail business	3.7	0.05	6.4	0.08
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	17.7	0.22	18.5	0.24
Non-routine (income) expense:
Crisis in Ukraine costs	—	—	1.3	0.02
Legal/deal expense	0.2	—	1.1	0.01
Other	0.5	0.01	—	—
North America ERP Impairment	—	—	38.4	0.49
Russia/Ukraine Impairment	—	—	16.8	0.21
Other Impairment	0.9	0.01	—	—
Non-routine (income) expense, net	1.6	0.02	57.6	0.73
Tax impact (inclusive of allocation of discrete tax items)	(8.2)	(0.10)	(19.9)	(0.25)
Total adjusted net income (loss) (Non-GAAP measure)	$(67.6)	$(0.86)	$(121.3)	$(1.54)
Net loss attributable to noncontrolling interests	(0.4)	(0.01)	(0.8)	(0.01)
Total adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$(67.2)	$(0.85)	$(120.5)	$(1.53)
Refer to note 1 for additional information on non-routine (income) expense for the periods presented.

4.Net debt is calculated as follows ($ in millions):

	March 31, 2023	December 31, 2022	March 31, 2022
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$263.0	$343.7	$266.8
Cash included in assets held for sale	0.9	2.8	2.4
Debt instruments	(2,655.4)	(2,609.8)	(2,350.9)
Net debt (Non-GAAP measure)	$(2,391.5)	$(2,263.3)	$(2,081.7)

We believe that cash, cash equivalents and short-term investments on the balance sheet that net cash against outstanding debt, presented as net debt above, is a meaningful measure.
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